Exhibit 10.1

Omni Bio Pharmaceutical, Inc.

LOAN AND WARRANT PURCHASE AGREEMENT

This LOAN AND WARRANT PURCHASE AGREEMENT (“Agreement”) is made as of April 15, 2014 (the “Effective Date”) by and among Omni Bio Pharmaceutical, Inc., a Colorado corporation (the “Company”), and Bohemian Investments, LLC, a Colorado limited liability company (the “Lender”).

RECITAL:

To provide the Company with additional resources to conduct its business, Lender is willing to loan to the Company up to the aggregate principal amount not to exceed Two Million Dollars ($2,000,000), subject to the terms and conditions specified herein.

AGREEMENT:

Now, Therefore, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and Lender, intending to be legally bound, hereby agree as follows:

1.	Amount and Terms of the Loan(s); Warrants; Security Agreement.

1.1     The Loan.

(a)     Subject to the terms and conditions of this Agreement, the Company may borrow from Lender up to an aggregate amount not to exceed Two Million Dollars ($2,000,000) (the “Maximum Loan Amount”) against the issuance and delivery by the Company of a secured convertible promissory note, in the form attached hereto as Exhibit A and incorporated herein (the “Note”).

(b)     The first borrowing, in the amount of Five Hundred Thousand Dollars ($500,000.00), shall occur on April 25, 2014. Thereafter, the Company may make additional borrowing requests upon and subject to the terms of this Agreement no more frequently than once every four-week period.

(c)     The Company will give Lender no less than ten (10) Business Days' (meaning a day on which the banks are open for business in Denver, Colorado and not a Saturday or Sunday) notice of each requested borrowing specifying the date of the borrowing, the amount to be borrowed, and the intended use of funds (a “Notice of Requested Borrowing”). In addition, the Company shall provide Lender such information and documentation as Lender may request in order for Lender to determine whether it desires to lend the requested funds. The date of the borrowing must be a Business Day.

(d)     With the exception of the first borrowing identified in Section 1.1(b) above, Lender shall be under no obligation to fund any Notice of Requested Borrowing and the Lender may decline to fund a Notice of Requested Borrowing at its sole discretion.

(e)     Lender will maintain records of the amounts and dates of all borrowings made under this Agreement and the Note, and such records, absent manifest error, shall be conclusive evidence of the outstanding principal balance of the borrowings at any given time.

1.2     Conversion.

(a)     Subject to and upon the terms and conditions of the Note, the outstanding balance of the borrowings (the “Loan Amount”) and all accrued and unpaid interest under the Note (collectively, the “Aggregate Note Amount”) may, solely at the election of Lender, be converted into a number of shares of the Company’s common stock equal to the quotient of the Aggregate Note Amount divided by the lesser of (i) $0.20 and (ii) in the event of a follow-on public offering of the Company’s common stock effected in conjunction with the “up-listing” of the Company’s common stock to the NASDAQ Capital Market or the NYSE MKT exchange (an “ULO”) and provided Lender approves to the terms of such ULO, sixty-five percent (65%) of the price per share of common stock offered to the public in the ULO (the “ULO Price”).

(b)     The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of common stock for the sole purpose of issuance upon such conversion not less than such aggregate number of shares of common stock as shall be issuable upon such conversion.

1.3     Warrants.

(a)     At the Closing (as defined below), the Company shall issue to Lender a transferable warrant to acquire 1,000,000 shares of the Company’s common stock, in substantially the form attached hereto as Exhibit B (the “Lender Warrant”).

(b)     At the Closing, the Company shall issue to BOCO Investments, LLC, a Colorado limited liability company, (“BOCO”) a transferable warrant to acquire 3,000,000 shares of the Company’s common stock, in substantially the form attached hereto as Exhibit C (the “BOCO Warrant”).

(c)     With respect to the existing warrants of BOCO and its affiliates set forth on Schedule 1.3 attached hereto, the Company shall extend expiration date of such warrants to December 31, 2019 and reset the exercise price to $0.25 per share (the “Extended Warrants”). The Company shall provide amended and restated Extended Warrants at Closing

(d)     The Company and Lender, as a result of arm’s length bargaining, agree that: (i) neither Lender nor any affiliated company has rendered any services to the Company in connection with this Agreement; and (ii) the Lender Warrant, the BOCO Warrant, and the Extended Warrants (collectively, the “Warrants”) are not being issued as compensation.

2.	Interest and Fees.

2.1     Interest.

(a)     Unless otherwise provided in the Note, interest will accrue on the outstanding balance of the borrowings (the “Loan Amount”) at the rate of twelve percent (12%) per annum (“Accrued Interest”). The Company shall pay all Accrued Interest, unless otherwise converted, on the “Maturity Date” (as defined in Section 3.1).

(b)     The Company will also pay interest at the rate of thirty-three percent (33%) above the rate in effect under item (a) above on any amount owing under this Agreement or the Note which is not paid when due from the due date thereof until the amount is paid (“Default Interest”). Default Interest will be payable on demand.

(c)     Interest, whether under item (a) or (b) above, will accrue from day to day and will be calculated on the basis of a year of three hundred and sixty (360) days and on the basis of the actual number of days elapsed.

2.2     Maximum Rate. Notwithstanding any other provision of this Agreement, interest shall not exceed the maximum rate permitted by law, and if any amount is paid as interest in excess of such maximum rate, then the amount so paid will not constitute interest but will constitute a payment on account of the principal amount of the loan. If at any time the interest rate under this Agreement would, but for the provisions of the preceding sentence, exceed the maximum rate permitted by law, then: (i) the outstanding principal balance of the loan will, on demand by Lender, become and be due and payable; and (ii) Lender may terminate the credit facility created by this Agreement and the Note.

2.3     Lending Expenses. The Company will reimburse Lender for, or at the request of Lender pay, all expenses (including, without limitation, legal fees and disbursements) incurred by Lender in connection with the negotiation and preparation of this Agreement, the Note and the other “Transaction Agreements” (as defined below) and in connection with the transactions contemplated by this Agreement.

3.	Maturity Date/Conversion

3.1     Maturity Date. The outstanding Loan Amount, together with all Accrued Interest thereon, shall be due and payable on April 24, 2015 (the “Maturity Date”), unless otherwise converted pursuant to this Agreement and the Note. All payments and other charges due under this Agreement shall be made in lawful currency of the United States of America.

3.2     Repayment. Prior to the Maturity Date, the Company may repay the Loan Amount upon written approval of Lender and upon at least ten (10) Business Days' notice to the Lender, which will be provided to allow Lender time to elect to exercise its conversion rights under this Agreement and the Note. Any repayment must be in an amount not less than the Loan Amount, and it must be accompanied by payment of all Accrued Interest and any other amount due under this Agreement or the Note. Such repayment shall extinguish the credit facility created by this Agreement and the Note.

4.	The Closing

4.1     Closing Date. The closing of the Loan (the “Closing”) shall be held as of the date hereof (the “Closing Date”).

4.2     Delivery. At the Closing the Company shall execute and deliver to Lender (i) an executed counterpart of this Agreement, (ii) an original wet-signed counterpart of the Note, and (iii) validly issued Lender Warrant. In addition, at Closing the Company shall deliver to BOCO (iv) the validly issued BOCO Warrant and (v) documentation reflecting the changes to the Extended Warrants. The executed Agreement, Note, and the Warrants shall be delivered to Lender at the following address: Bohemian Investments LLC, 262 E. Mountain Avenue, Fort Collins, CO 80524-2821.

5.	Representations, Warranties and Covenants of the Company

The Company represents and warrants to Lender as follows as of the date of this Agreement and as of the date of each borrowing hereunder.

5.1     Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. The Company has the requisite corporate power to own, lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

5.2     Corporate Power. The Company has and will have at the Closing all requisite power to execute and deliver this Agreement, the Note, the Warrants, and the Security Agreement (the “Transaction Agreements”), and to carry out and perform its obligations under the terms of this Agreement and under the terms of the other Transaction Agreements.

5.3     Authorization. All corporate action on the part of the Company, its directors and its shareholders necessary for the authorization, execution, delivery by the Company of the Transactions Agreements and the performance of the Company’s obligations hereunder and thereunder, including the issuance and delivery of the Note and the Warrants and the reservation of the capital stock issuable upon conversion of the Note and exercise of the Warrants has been taken or will be taken prior to the issuance of such capital stock. This Agreement and the other Transaction Agreements, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, (a) subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors; (b) with respect to rights to indemnity, subject to federal and state securities laws, and (c) subject to general principles of equity that restrict the availability of equitable remedies. The capital stock of the Company issuable upon conversion of the Note and exercise of the Warrants (such capital stock, collectively with the Note and Warrants, the “Securities”), when issued in compliance with the provisions of this Agreement, the Note, or the Warrants, will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

5.4     Agreements; Action.

(a)     The Company has not (i) authorized or made any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred or guaranteed any indebtedness for money borrowed, except as has been disclosed by the Company and available on the U.S. Securities and Exchange Commission’s (“SEC”) EDGAR system; (iii) made any loans or advances to any person, other than ordinary course advances for travel or other business expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(b)     The Company is not currently engaged in any discussion with any corporation, partnership, association or other business entity or any individual (i) regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (ii) regarding any other form of acquisition, liquidation, dissolution or winding up, of the Company.

5.5     Obligations to Related Parties. There are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company, and (c) for other standard employee benefits made generally available to all employees. None of the officers, directors, or key employees of the Company, or any members of their immediate families, is indebted to the Company or has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, other than (i) passive investments in publicly traded companies (representing less than 1% of such company) that may compete with the Company and (ii) service as a board member of a company due to a person’s affiliation with a venture capital fund or similar institutional investor in such company. No officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company).

5.6     Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to, or valid leasehold interests in, its properties and assets, including the properties and assets currently used in its business, in each case subject to no Lien other than (a) the Lien of current taxes not yet due and payable, (b) Liens created in connection with the transactions contemplated hereby, (c) the Lien on 86,625 shares of common stock of BioMimetix Pharmaceutical, Inc. (“BioMimetix”) owned by the Company; (d) the Lien on 54,000 shares of BioMimetix stock; and (e) Liens and encumbrances which do not materially detract from the value subject thereto or materially adversely affect the Company or its business as conducted and proposed to be conducted. For the purposes hereof, the term “Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company will not, without the Lender’s prior written consent, sell, lease, assign, pledge, hypothecate, or otherwise transfer or encumber all or any portion of its interest in the Collateral (as defined below), or any portion thereof.

5.7     Intellectual Property.

(a)     The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes, and any applications for such that are in the process of being prepared, necessary for its business as now conducted and as presently proposed to be conducted (the “Company Intellectual Property”), and, to the Company’s knowledge, without any infringement of the rights of others.

(b)     Except as the Company has disclosed on the SEC’s EDGAR system, there are no outstanding options, licenses or agreements of any kind relating to the Company Intellectual Property or that grant rights to any other person enabling such person to manufacture, license, produce, assemble, market or sell the Company’s products, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.

(c)     The Company has not received any communications alleging that the Company or its employees have violated or infringed or, by conducting its business as presently proposed to be conducted, would violate or infringe any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company aware of any basis therefor or of any reason to believe that such allegation may be forthcoming.

(d)     The Company has taken those actions that a reasonably prudent person in the Company’s business would consider necessary to maintain the Company’s trade secrets as confidential and proprietary, and to protect against the loss, theft or unauthorized use of such trade secrets. The Company’s trade secrets (i) are not in the public domain and (ii) have not been divulged or appropriated to the detriment of the Company.

(e)     The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company’s business as proposed to be conducted or as presented to the Lender. Each former and current employee, officer, independent contractor and consultant of the Company has executed a proprietary information and inventions agreement on the Company’s standard form as made available to the Lender, except for Drs. Charles Dinarello and SooHyun Kim, who have assigned all inventor rights to patents and patent applications to the Regents of the University of Colorado, a body corporate, contracting for and on behalf of the University of Colorado Denver No former or current employee, officer, independent contractor or consultant of the Company has (i) excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee’s, officer’s or consultant’s proprietary information and inventions agreement or (ii) failed to affirmatively indicate in such proprietary information and inventions agreement that no such works or inventions made prior to his or her employment with the Company exist. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its consultants or employees made prior to their service with, or employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

(f)     Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as presently conducted or proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated.

5.8     Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Securities, or the consummation of any other transaction contemplated hereby, shall have been obtained and will be effective at the Closing.

5.9     Compliance with Laws; Permits. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership or operation of its properties, which violation of which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently proposed to be conducted.

5.10     Compliance with Other Instruments. The Company is not in violation or default of any term of, and the execution and delivery by the Company of the Transaction Agreements will not result in any violation or default with respect to, its articles of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violation(s) that would not have a material adverse effect on the Company. The execution, delivery and performance of this Agreement and the other Transaction Agreements, and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with, give rise to any acceleration or right to accelerate, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any Lien upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. Without limiting the foregoing, the Company has obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Company to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.

5.11     Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, threatened against the Company that questions the validity of this Agreement or the other Transaction Agreements or which questions the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which would reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the business, assets, liabilities, operations or condition of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, actions pending or, to the Company’s knowledge, threatened (or any basis therefor known by the Company) involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party to, or to its knowledge subject to, the provisions of any order, writ, injunction, judgment or decree of any arbitration panel or tribunal, court or other government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

5.12     Obligations of Management. Each officer and key employee of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company. The Company is not aware that any officer or key employee of the Company is planning to work less than full time at the Company in the future. No officer or key employee is currently working or, to the Company’s knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

5.13     Financial Statements. The Company has delivered to Lender its most recent quarterly, semiannual, and annual profit and loss statements and balance sheets (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business and (ii) obligations under contracts and commitments incurred in the ordinary course of business, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

5.14     Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement, the Transaction Agreements or any of the transactions contemplated hereby or thereby. The Company shall indemnify, protect and hold Lender harmless from all claims for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement, the Transaction Agreements or any of the transactions contemplated hereby or thereby.

5.15     Insurance. The Company has in full force and effect a general liability insurance policy in coverage amount of $1,000,000 per occurrence and $2,000,000 in aggregate.

5.16     Tax Returns, Payments and Elections. The Company has filed all tax returns and reports (including information returns and reports) as required by law. These returns and reports are true and correct in all material respects except to the extent that a reserve has been reflected on the Financial Statements in accordance with generally accepted accounting principles. The Company has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions and except to the extent that a reserve has been reflected on the Financial Statements in accordance with generally accepted accounting principles. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company’s federal income tax returns and none of its state income or franchise tax or sales or use tax returns have ever been audited by governmental authorities. Since the date of the Financial Statements, the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

5.17     Minute Books. The minute books of the Company contain a complete summary of all meetings of managers and members since the time of organization and reflect all transactions referred to in such minutes accurately in all material respects.

5.18     Labor Agreements and Actions; Employee Compensation. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The employment of each officer and employee of the Company is terminable at the will of the Company. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. Except for one contractor who has been deferring compensation or except has been disclosed by the Company on the SEC’s EDGAR system, the Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement and there is no accrued or unpaid compensation due or owing by the Company to any contractor, employee, officer or director of the Company.

5.19     Offering. Assuming the accuracy of the representations and warranties of Lender contained in Section 6 hereof, the offer, issue, and sale of the Note is and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws and regulations.

5.20     Disclosure. To the Company’s knowledge, the information it has provided to Lender, the Company’s filings on the SEC’s EDGAR system, and the Transaction Agreements delivered in connection herewith, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

5.21     Covenants. Until the earlier of conversion or the repayment in full of the Loan Amount and all Accrued Interest and all other obligations under this Agreement and the Note, the Company covenants and agrees as follows:

(a)     The Company shall not undertake any disposition of material assets without the prior approval of the Lender;

(b)     The Company shall provide its operating plan and budget, and any revisions thereto, to Lender and shall reasonably operate within its monthly budgeted expenses;

(c)     The Company shall deliver the Lender (i) unaudited monthly financial reports within seven days after the end of each month, and (ii) a monthly accounting of the Company’s within seven days after the end of each month. Both shall be in a format reasonably acceptable to the Lender;

(d)     Except for the Follow-On Offering (as defined below), the Company shall not incur or agree to incur any additional indebtedness for borrowed money or financed equipment, or any trade debt in excess of $50,000 individually or $100,000 in the aggregate without the consent of the Lender. The term “Follow-On Offering” shall mean a convertible debt offering of no more than $1,000,000, and having terms no more favorable to the investor than the terms of this Agreement and the Note, and which is completed on or before April 15, 2015;

(e)     Except for the Follow-On Offering, the Company shall not pledge, encumber or grant any security interest in any assets of the Company or any of its subsidiaries to any third party without the consent of the Lender, excluding the pledge of assets pursuant to this Agreement and the Note;

(f)     The Company shall provide its business development plan, and any revisions thereto, to Lender and will timely achieve the milestones set forth therein;

(g)     The Company shall not increase the compensation, benefits or other remuneration payable to any employee or contractor or hire any new employee or contractor with annual compensation in excess of $50,000 without the consent of the Lender; and

(h)     At Lender’s request, the Company shall allow a Lender’s representative to attend all meetings of the Company’s board of directors.

6.	Representations And Warranties Of Lender

As of the Closing, Lender hereby represents and warrants to the Company as follows:

6.1     Purchase for Own Account. Lender represents that it is acquiring the Securities solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

6.2     Ability to Bear Economic Risk. Lender acknowledges that investment in the Note involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

6.3     Further Limitations on Disposition. Without in any way limiting the representations set forth above, Lender further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a)     There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)     Lender shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, Lender shall have furnished the Company with an opinion of counsel (which may be counsel to the Company), reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws, provided that no such opinion shall be required for dispositions in compliance with Rule 144.

(c)     Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for any transfer by Lender to the partners, members, retired partners, retired members, stockholders, and affiliates of Lender or the estates and immediate family members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing persons.

6.4     Accredited Investor Status. Lender is an “accredited investor” as such term is defined in Rule 501 under the Act.

7.	Conditions to Closing of the Lender

Lender’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing, of all of the following conditions, any of which may be waived in whole or in part by the Lender:

7.1     Representations and Warranties. The representations and warranties made by the Company in Section 5 hereof shall have been true and correct when made, and shall be true and correct on the Closing.

7.2     Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Note and Warrants.

7.3     Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Lender, of the Note and Warrants shall be legally permitted by all laws and regulations to which the Lender or the Company are subject.

7.4     Proceedings and Documents. All proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Lender.

7.5     Transaction Documents. The Company shall have duly executed and delivered to the Lender the following documents:

(a)     This Agreement;

(b)     The Note and Warrants issued hereunder; and

(c)     All UCC-1 financing statements and other documents and instruments which the Lender may request to perfect its security interest in the collateral described in the Note.

7.6     Corporate Documents. The Company shall have delivered to Lender each of the following:

(a)     A certificate of the Secretary of the Company, dated as of the Closing, certifying that (i) that attached thereto are true and correct copies of resolutions duly adopted by the Board of Directors of the Company and continuing in effect, which authorize the execution, delivery and performance by the Company of this Agreement, the issuance of the Securities, and the consummation of the transactions contemplated hereby and thereby; and (ii) that there are no proceedings for the dissolution or liquidation of the Company (commenced or threatened); and

(b)     A certificate of the Secretary of the Company, dated as of the Closing, certifying the incumbency, signatures and authority of the officers of the Company authorized to execute and deliver this Agreement and Note on behalf of the Company and perform the Company’s obligations thereunder on behalf of the Company.

8.	Conditions To Obligations Of The Company

The Company’s obligation to issue and sell the Note at the Closing is subject to the fulfillment, on or prior to the date of the Closing, of the following conditions, any of which may be waived in whole or in part by the Company:

8.1     Representations and Warranties. The representations and warranties made by Lender in Section 6 hereof shall be true and correct when made, and shall be true and correct on the Closing.

8.2     Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and the Warrants.

8.3     Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by Lender, of the Note shall be legally permitted by all laws and regulations to which the Lender or the Company are subject.

9.	Security Agreement.

9.1     As collateral security for the full, prompt, complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Company’s obligations under the Note and in order to induce the Lender to make the loan contemplated hereunder, the Company, except as noted below, hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Lender a security interest in all of the Company’s right, title and interest in, to and under all of the following property and assets, wherever located, whether now owned or hereafter acquired or arising, and all Proceeds, products, accessions, additions, substitutions, rents, profits and replacements thereof, including, without limitation, all Inventory, Equipment, Fixtures, Goods, Accounts, account receivables, contract rights, As-extracted collateral, Commercial Tort Claims, Chattel Paper (tangible and electronic), Deposit Accounts, Documents, General Intangibles, payment intangibles, software, Instruments, Promissory Notes, Investment Property, Letter-of-Credit Rights and letters-of-credit, and Supporting obligations, intellectual property, license rights, distribution rights, and rights to sue for infringement of General Intangible or intellectual property rights (all of which being collectively referred to herein as the “Collateral”). The Collateral shall not include those technology licenses held with the University of Colorado and Bio Holding, Inc, which contractually may not be pledged.

9.2     The Company, on behalf of Lender, will file any financing statement or continuation statement (including “in lieu” continuation statements) necessary to perfect Lender’s security interest in the Collateral.

9.3     At any time and from time to time, upon the written request of Lender, and at the sole expense of the Company, the Company shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Lender may reasonably deem necessary or desirable to perfect and continue perfected or better perfect Lender’s liens in the Collateral. The Company authorizes Lender to file, in jurisdictions where this authorization will be given effect, a UCC-1 Financing Statement and continuation statements, and “in lieu” continuation statements describing the Collateral in the same manner as it is described herein in order to perfect and maintain Lender’s security interest in the Collateral. The Company shall register all copyrighted material with the U.S. Copyright Office and promptly take such further actions as reasonably requested by Lender to perfect its security interest in the Collateral.

9.4     The Company represents and warrants that, except for the security interests granted to Lender hereunder and previously to BOCO, the Company is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder. No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except with respect to the BioMimetix stock noted in Section 5.6 and except as such may have been filed by the Company in favor of Lender pursuant to this Agreement and the Note or in connection with any security interest granted to BOCO. The foregoing representations and warranties are true and accurate as of the date hereof and shall be true and accurate for so long as any amount payable under the Note remains outstanding.

9.5     The Company represents and warrants that it has sufficient title to and ownership of, or other rights to use, all trade secrets, and, to its knowledge, copyrights, patents, information, proprietary rights, trademarks, service marks and trade names (collectively, “Intellectual Property”) in each case necessary for its business as now conducted without any material conflict with or infringement of the rights of others. The Company further represents and warrants that, except as provided on Schedule 9.5 attached hereto, there are no material outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any material options, licenses or agreements of any kind with respect to the trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any written, or to its knowledge, oral communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the trademarks, service marks, trade names, patents, copyrights or trade secrets or other proprietary rights of any other person or entity. The foregoing representations and warranties are true and accurate as of the date hereof and shall be true and accurate for so long as any amount payable under the Note remains outstanding.

9.6     Lender may exercise, in addition to and not in lieu of all other rights and remedies granted to it hereunder and under the Note, all rights and remedies of a secured party under the law, including the Uniform Commercial Code in effect in any and all jurisdictions where UCC-1s are filed to perfect Lender’s security interest (the “UCC”). Lender shall not have any obligation or liability hereunder with respect to the Collateral.

9.7     For so long as payment obligations under the Note remain outstanding, the Company (i) shall not sell, lease, transfer, hypothecate, or otherwise dispose of or further encumber any of the Collateral; (ii) shall not change the Company’s jurisdiction of organization without at least seven (7) days prior written notice to Lender; and (iii) shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any lien on the Collateral except the lien granted to Lender under the Note and the previous lien granted to BOCO.

9.8     With respect to the Intellectual Property, the Company shall timely file and pay all maintenance and license fees for patents and renewal fees for trademarks and will promptly notify Lender in writing of any infringement litigation in connection with any of the Intellectual Property. The Company shall promptly notify Lender in writing of all newly acquired or created Intellectual Property.

10.	Miscellaneous

10.1     Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.2     Registration, Transfer and Replacement of the Note. The Note issuable under this Agreement shall be a registered note. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Note. Prior to presentation of the Note for registration of transfer, the Company shall treat the person in whose name such Note is registered as the owner and holder of the Note for all purposes whatsoever, whether or not the Note shall be overdue, and the Company shall not be affected by notice to the contrary. The holder of the Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal amount requested by such holder, dated the date of the Note so surrendered and registered in the name of such person or persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of the Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date of such Note.

10.3     Successors and Assigns. The rights and obligations of the Company and the Lender shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. All obligations of the Company hereunder shall survive the Closing.

10.4     Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Lender, which may be withheld in Lender’s sole and absolute discretion.

10.5     Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10.6     Governing Law. This Agreement shall be governed by and construed under the laws of the State of Colorado as applied to agreements among Colorado residents, made and to be performed entirely within the State of Colorado, without giving effect to conflicts of laws principles.

10.7     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.8     Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.9     Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, electronic mail or facsimile if sent during normal business hours of the recipient to the address on file in the books and records of the Company, and if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, within the United States, (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, within the United States, or (e) upon actual delivery if mailed or otherwise delivered in hard copy outside the Unites States. All communications shall be sent to the Company and to Lender at the address(es) set forth on the signature page hereto or at such other address(es) as the Company or Lender may designate by ten (10) days advance written notice to the other party hereto.

10.10     Further Assurances. The Company agrees at any time and from time to time at its expense, upon request of Lender, to promptly execute, deliver, or obtain or cause to be executed, delivered or obtained any and all further instruments and documents and to take or cause to be taken all such other action as the Lender may deem reasonably desirable in obtaining the full benefits of, or in preserving the liens and/or security interests of, the Transaction Agreements.

10.11     Survival. All representations, warranties, covenants and agreements made by the Company in connection herewith shall survive the disbursement of the Loan Amounts and the execution and delivery of this Agreement and the Note.

10.12     Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless agreed to in writing by the Company and Lender.

10.13     Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to Lender, upon any breach or default of the Company under this Agreement or any other Transaction Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Lender of any breach or default under this Agreement, or any waiver by Lender of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Lender, shall be cumulative and not alternative.

10.14     Entire Agreement. This Agreement together with the other Transaction Agreements constitute and contain the entire agreement among the Company and Lender and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

[Remainder of Page Intentionally Left Blank]

In Witness Whereof, the parties have executed this loan and security Agreement as of the date first written above.

Company: OMNI BIO PHARMACEUTICAL, INC. a Colorado corporation By: ________________________________ Name: ______________________________ Title: _______________________________	LENDER: BOHEMIAN INVESTMENTS, LLC a Colorado limited liability company By: BOCO Holdings, LLC Its: Sole Member By:_______________________ Joseph C. Zimlich, Manager

Company Address: 5350 S. Roslyn Street, Suite 430 Greenwood Village, CO 80111	Lender Address: 262 E. Mountain Avenue Greenwood Village, CO 80111

Loan & Security Agreement—Signature Page

Exhibit A

Form of Secured Convertible Promissory Note

Loan & Security Agreement—Exhibit A

Exhibit B

Lender Warrant

Loan & Security Agreement—Exhibit B

Exhibit C

BOCO Warrants

Loan & Security Agreement—Exhibit C

Schedule 1.3

BOCO		Original	Original	Reset	Reset
Warrant #	Share Amt	Price	Exp. Date	Price	Exp. Date

O1(R3)	2,900,000	$0.50	3/31/2017	$0.25	12/31/2019

O1(R3)	1,450,000	$1.00	3/31/2017	$0.25	12/31/2019

PP12 INV-12 (R2)	600,000	$1.50	12/31/2017	$0.25	12/31/2019

 Loan & Security Agreement—Schedule 1.3

Schedule 9.5

None

Loan & Security Agreement—Schedule 9.5